UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2023

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange
Redeemable warrants, each warrant exercisable for 1/10th of one share of Class A common stock at an exercise price of $115.00 per whole share of Class A common stock	WSUPW	OTCPK*
*    On July 7, 2023, the New York Stock Exchange filed a Form 25 with the U.S. Securities and Exchange Commission to delist the redeemable publicly-traded warrants.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Agreement

Delta Promissory Note
On August 8, 2023, Wheels Up Experience Inc. (the “Company”) entered into a Secured Promissory Note (the “Note”) with Delta Air Lines, Inc., as Payee (“Delta”), pursuant to which Delta committed to fund a principal amount of up to $15.0 million, of which $10.0 million was received on August 9, 2023 and $5.0 million was received on August 11, 2023. The proceeds of the Note may be used for general corporate purposes other than payments of principal, interest, fees or other amounts in respect of indebtedness for borrowed money and certain other obligations and liabilities. Interest on the Note accrues on a daily basis at a rate of 10% per annum (calculated on the basis of a 360-day year for the actual number of days elapsed and compounded quarterly) on the unpaid principal balance of the Note then outstanding; provided, however, that upon the occurrence and during the continuance of an event of default, interest will accrue on the unpaid principal balance of the Note, together with all other outstanding liabilities, interest, expenses, fees and other sums under the Note, at a rate of 12% per annum (calculated on the basis of a 360-day year for the actual number of days elapsed and compounded quarterly) (the “Default Rate”). Any interest accruing at the Default Rate shall be payable on demand by Delta. All accrued and unpaid interest on the Note is payable in kind as compounded interest and added to the aggregate principal amount of the Note at the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2023 and ending on February 4, 2024, the maturity date of the Note (the “Maturity Date”).
The Note contains certain covenants, including financial statement delivery requirements, restrictions on indebtedness, liens, certain payments and distributions, investments, dispositions, mergers or acquisitions, sale leaseback transactions, capital expenditures, transactions with affiliates, ERISA events and use of proceeds, and continued ordinary course reimbursements to Delta for costs associated with the issuance of commercial flight tickets to the Company’s customers who redeem fund program balances for such commercial flight tickets. The Note includes customary events of default for transactions of this type, including events of default for the nonpayment of interest (subject to a five business day grace period) or principal, material misrepresentations, invalidity of guarantees or liens, unenforceability of loan documentation, cross-default to other indebtedness in excess of $1.0 million if the maturity of or any payment with respect to such indebtedness may be accelerated or demanded, or required to be repurchased or redeemed, due to such breach, unsatisfied judgments, insolvency events, certain ERISA violations, change of control and the Letter Agreement (as defined below) shall cease to be in full force and effect.
On the Maturity Date, the Company must pay in cash the entire unpaid principal amount plus capitalized interest of the Note then outstanding to Delta, together with all accrued and unpaid interest thereon and any other expenses and obligations thereunder. The Company is required to make a prepayment in respect of obligations under the Note upon the occurrence of certain asset dispositions, recovery events, equity issuances and the incurrence of indebtedness, and may voluntarily prepay in cash all or any portion of the unpaid principal amount of the Note without premium or penalty upon advanced notice. The Note is secured by a first-priority lien on unencumbered assets of the Company and its direct and indirect wholly-owned U.S. subsidiaries, including unencumbered aircraft of Wheels Up Partners LLC (“WUP”). The Note is guaranteed by the Company’s wholly-owned U.S. subsidiaries.
Grace Period Extension Letter
As previously disclosed in a Current Report on Form 8-K filed on October 17, 2022, WUP, an indirect subsidiary of the Company, Wilmington Trust, National Association (“WTNA”), as subordination agent and trustee and Wheels Up Class A-1 Loan Trust 2022-1, a Delaware statutory trust (the “Trust”), entered into a Note Purchase Agreement, dated as of October 14, 2022 (the “Note Purchase Agreement”), which provided for the initial issuance by WUP of Series A-1 equipment notes (as amended, restated, supplemented, or otherwise modified from time to time, the “Equipment Notes”) in the aggregate principal amount of $270.0 million secured by certain of the Company’s owned aircraft fleet and intellectual property assets of the Company and certain of its subsidiaries. The Equipment Notes were purchased by the Trust using the proceeds from loans made to the Trust pursuant to a Loan Agreement, dated as of October 14, 2022 (the “Loan Agreement”), by and among the Trust, each lender from time to time made party thereto, and WTNA, as facility agent and as security trustee for the lenders.

On August 9, 2023, WUP entered into a letter agreement (the “Letter Agreement”), with WTNA, as facility agent, security trustee, mortgagee, subordination agent and loan trustee, the Trust, as Class A-1 Trust, borrower and note holder, and the lenders from time to time party to the Loan Agreement, pursuant to which the grace period for the payment of principal and interest currently due under the Equipment Notes was extended until August 11, 2023. Subsequent to the execution of the Letter Agreement, the lenders under the Loan Agreement determined to further extend the grace period for the payment of outstanding principal and interest currently due under the Equipment Notes to August 15, 2023. The Letter Agreement provides for certain additional covenants of the Company and its subsidiaries in addition to those set forth in the documents governing the Equipment Notes, including but not limited to: (i) restrictions on the incurrence of additional indebtedness and liens; (ii) restrictions on certain fundamental transactions, including mergers and consolidations, and the disposition of all or substantially all of any such entity’s assets or equity interests; (iii) a requirement for WUP (excluding Air Partner Limited and its subsidiaries) to maintain at least $5.0 million of available cash at the end of any date and to provide daily updates about available cash to such lenders; and (iv) a requirement to provide such lenders an updated budget regarding a potential debtor in possession financing on terms substantially similar to those discussed among WUP and the lenders under the Loan Agreement upon the commencement of a Chapter 11 case. The Letter Agreement also provides that the foregoing covenants will terminate if the Company consummates a transaction (or series of transactions) that results in an equity investment or debt or other financing in which the Company receives at least $350.0 million in aggregate cash; provided, that such investment or financing is subject to certain limitations with respect to amortization of principal, cash payments of interest or other amounts, and the priority of liens on certain encumbered assets.
Item 2.02    Results of Operations and Financial Condition.
On August 14, 2023, the Company issued a press release announcing its financial results for the three months ended June 30, 2023. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet         Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 14, 2023 (Earnings Release)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: August 14, 2023	By:	/s/ Todd Smith
		Name:	Todd Smith
		Title:	Interim Chief Executive Officer and Chief Financial Officer